Exhibit 99.7

GENERAL

THIS DOCUMENT IS AN ENGLISH TRANSLATION OF A RUSSIAN DOCUMENT. IT IS PROVIDED FOR INFORMATION ONLY, HAS NO LEGAL EFFECT AND SHOULD NOT BE RELIED UPON. SHAREHOLDERS IN JSC “RUSHYDRO” SHOULD RELY ONLY ON THE ORIGINAL RUSSIAN DOCUMENT OF WHICH THIS IS A TRANSLATION (TOGETHER WITH OTHER RELEVANT RUSSIAN DOCUMENTATION ISSUED BY JSC “RUSHYDRO”) IN RELATION TO ANY DECISION RELATING TO THE SUBJECT MATTER OF THIS DOCUMENT.

THIS TRANSLATION APPEARS AS A MATTER OF INFORMATION ONLY AND DOES NOT CONTAIN OR CONSTITUTE, AND SHOULD NOT BE RELIED UPON AS, AN OFFER OR INVITATION TO MAKE AN OFFER FOR THE PURCHASE OF ANY SHARES, BONDS OR OTHER SECURITIES.

THIS DOCUMENT IS NOT A PROSPECTUS (INCLUDING PURSUANT TO THE MEASURES IMPLEMENTING THE EU DIRECTIVE 2000/71/EC (THIS DIRECTIVE, TOGETHER WITH ANY IMPLEMENTING MEASURES IN ANY MEMBER STATE, THE “PROSPECTUS DIRECTIVE”)).

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR ADVERTISEMENT OF SECURITIES AND DOES NOT CONSTITUTE AN OFFER OR A PROPOSAL TO MAKE OFFERS OR TO ACQUIRE ANY SECURITIES IN ANY JURISDICTION.

IN RESPECT OF THE SHARES IN JSC “RUSHYDRO” AND DEPOSITARY RECEIPTS REPRESENTING SUCH SHARES WHICH ARE REFERRED TO IN THIS DOCUMENT THE RELEVANT CLEARANCES HAVE NOT BEEN, AND WILL NOT BE, OBTAINED FROM THE SECURITIES COMMISSION OF ANY PROVINCE OF CANADA AND NO PROSPECTUS HAS BEEN LODGED WITH, OR REGISTERED BY, THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION OR THE JAPANESE MINISTRY OF FINANCE. ACCORDINGLY, SUCH SECURITIES MAY NOT (UNLESS AN EXEMPTION UNDER THE RELEVANT SECURITIES LAWS IS APPLICABLE) BE OFFERED, SOLD, RESOLD, DELIVERED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN OR INTO CANADA, AUSTRALIA OR JAPAN OR ANY OTHER JURISDICTION IF TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF, OR REQUIRE REGISTRATION THEREOF IN, SUCH JURISDICTION OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON LOCATED IN CANADA, AUSTRALIA OR JAPAN.

THIS DOCUMENT IS ONLY ADDRESSED TO AND DIRECTED AT PERSONS IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA WHO ARE (A) A LEGAL ENTITY WHICH IS AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES; OR (B) A LEGAL ENTITY WHICH HAS TWO OR MORE OF (I) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (II) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000; AND (III) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS (“QUALIFIED INVESTORS”). IN ADDITION, IN THE UNITED KINGDOM, THIS DOCUMENT IS BEING DISTRIBUTED ONLY TO, AND IS DIRECTED ONLY AT,

QUALIFIED INVESTORS (I) WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “ORDER”) AND/OR (II) QUALIFIED INVESTORS FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER, AND TO OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS DOCUMENT MUST NOT BE ACTED ON OR RELIED ON (I) IN THE UNITED KINGDOM, BY PERSONS WHO ARE NOT RELEVANT PERSONS, AND (II) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA OTHER THAN THE UNTIED KINGDOM, BY PERSONS WHO ARE NOT QUALIFIED INVESTORS.

THIS DOCUMENT INCLUDES STATEMENTS THAT ARE, OR MAY BE DEEMED TO BE, “FORWARD-LOOKING STATEMENTS”. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS AT THE DATE OF THIS DOCUMENT. THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, INCLUDING THE WORDS “TARGETS”, “BELIEVES”, “EXPECTS”, “AIMS”, “INTENDS”, “WILL”, “MAY”, “ANTICIPATES”, “WOULD”, “COULD” OR “SHOULD” OR SIMILAR EXPRESSIONS OR, IN EACH CASE THEIR NEGATIVE OR OTHER VARIATIONS OR BY DISCUSSION OF STRATEGIES, PLANS, OBJECTIVES, GOALS, FUTURE EVENTS OR INTENTIONS. THESE FORWARD-LOOKING STATEMENTS ALL INCLUDE MATTERS THAT ARE NOT HISTORICAL FACTS. BY THEIR NATURE, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS BEYOND THE COMPANY’S CONTROL THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON NUMEROUS ASSUMPTIONS REGARDING THE COMPANY’S PRESENT AND FUTURE BUSINESS STRATEGIES AND THE ENVIRONMENT IN WHICH THE COMPANY WILL OPERATE IN THE FUTURE. FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. THERE ARE MANY FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE COMPANY’S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

NOTICE TO US INVESTORS

JSC “RUSHYDRO’S” OFFERING OF PRE-EMPTIVE RIGHTS TO ACQUIRE NEW SHARES AND DEPOSITARY RECEIPTS (THE “RIGHTS OFFERING”) ARE MADE FOR THE SECURITIES OF A COMPANY ORGANIZED IN THE RUSSIAN FEDERATION. ACCORDINGLY, THE ISSUANCE IS SUBJECT TO THE DISCLOSURE REQUIREMENTS AND PRACTICES APPLICABLE IN RUSSIA, WHICH ARE DIFFERENT FROM THOSE OF THE UNITED STATES. CERTAIN FINANCIAL INFORMATION INCLUDED IN THIS DOCUMENT HAS BEEN PREPARED IN

ACCORDANCE WITH ACCOUNTING PRINCIPLES APPLICABLE IN RUSSIA, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL INFORMATION OF US COMPANIES OR COMPANIES WHOSE FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES.

IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE THEIR RIGHTS AND ANY CLAIM THEY MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS. JSC “RUSHYDRO” IS A RUSSIAN COMPANY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES. INVESTORS MAY NOT BE ABLE TO SUE A NON-US COMPANY OR ITS OFFICERS OR DIRECTORS IN A NON-US COURT FOR VIOLATIONS OF THE US SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-US COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A US COURT’S JUDGMENT.

IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT OF 1933, AS AMENDED, PROVIDED BY RULE 801 THEREUNDER WITH RESPECT TO THE NEW SHARES AND DEPOSITARY RECEIPTS TO BE OFFERED IN CONNECTION WITH THE RIGHTS OFFERING, JSC “RUSHYDRO” WILL SUBMIT TO THE US SECURITIES AND EXCHANGE COMMISSION ANY INFORMATIONAL DOCUMENT IT PUBLISHES OR OTHERWISE DISSEMINATES TO HOLDERS OF JSC “RUSHYDRO” SHARES OR DEPOSITARY RECEIPTS RELATED TO THE ISSUANCE.

Information on the Offering Price (Procedure for Determination of the Offering Price) of the Securities Placement

1. General Information

1.1. Full company name of the Issuer	Open Joint Stock Company Federal Hydrogeneration Company

1.2. Abbreviated company name of the Issuer	JSC RusHydro

1.3. Principal place of business of the Issuer	660099, the Krasnoyarsk Territory, the city of Krasnoyarsk, Respubliki (Republic) Street, house 51

1.4. OGRN (Primary State Registration Number) of the Issuer	1042401810494

1.5. TIN (Taxpayer Identification Number) of the Issuer	2460066195

1.6. Unique code of the Issuer assigned by the registering authority	55038-E

1.7. URL-address used by the Issuer for information disclosure	http://www.rushydro.ru

2. Content of the Message

2.1. Information on the securities whose issue (additional issue) was registered:

2.1.1. Type, category (class), series and other identification characteristics of the securities: ordinary registered uncertified shares.

2.1.2. The maturity term (for the Issuer’s bonds and options): bonds and options are not placed.

2.1.3. The state registration number of the issue (additional issue) of the securities and the state registration date: 1-01-55038-E-039D dated December 02, 2010.

2.1.4. The name of the registering authority that effected the state registration of the issue (additional issue) of the securities: the Federal Financial Markets Service.

2.1.5. The quantity of the securities to be placed and par value of each security to be placed: 1,860,000,000 (one billion eight hundred and sixty million) shares with par value of 1 (one) ruble each.

2.1.6. The method of placement of the securities and, in the event that the securities placement is effected by private offering, also the group of potential buyers of the securities: public offering.

2.1.7. The term (commencement and completion dates) of the securities placement or the term determination procedure:

The procedure for determination of the placement commencement date:

The placement commencement date of the securities of this additional issue (hereinafter also referred to as the “shares”, “additional shares”, “securities”, “securities to be placed”) of the Issuer shall be the 15th (fifteenth) day from the date of publishing the notice on state registration of this additional issue of the securities in the print mass media outlet with a circulation of over 10,000 (ten thousand) copies (the Izvestiya newspaper), not later than 10 (ten) days from the date of the state registration of this additional issue of the securities. The notice, when being published, shall specify, among other things, the procedure for providing access for potential holders of equity securities to information contained in the Securities Prospectus.

The procedure for determination of the placement completion date:

The 120th (one hundred and twentieth) day from the date of the state registration of this additional issue of the securities, or the placement date of the last security of this additional issue, depending on which date is earlier.

2.1.8. The method of payment for the securities to be placed: monetary and non-monetary funds.

2.2. The offering price of the securities or the procedure for the offering price determination in the form of a formula with variables whose values may not change depending on the Issuer’s discretion, or by indicating that the price (prices) of the securities placement shall be determined in the course of the competitive bidding for the securities placement: 1 (one) ruble 61 (sixty one) kopecks per 1 (one) additional ordinary registered share (including for persons specified in the list of persons having the preemptive right to purchase the additional shares to be placed). The offering price of additional shares was determined by the Board of Directors of the Company in accordance with Articles 36, 77 of the Federal Law “On Joint Stock Companies”.

2.3. In the event that in accordance with the procedure for determination of the offering price of the securities placement as set by the registered resolution on the issue (additional issue) of the securities, the offering price of the securities placement in terms of figures was determined by the Issuer before the commencement date of the securities placement:

2.3.1. The Issuer’s management body that passed the resolution on determination of the offering price of the securities placement: Board of Directors of the Issuer.

2.3.2. The date of passing the resolution on the offering price of the securities placement: December 08, 2010.

2.3.3. The date of drawing up and the number of the minutes (of a meeting) of the Issuer’s management body, at which the resolution on determination of the offering price of the securities placement was passed in the event that such body is a collegial body of the Issuer: No. 113 dated December 08, 2010.

2.4. In the event that in accordance with the procedure for determination of the offering price of the securities placement as set by the registered resolution on the issue (additional issue) of the securities, the offering price (prices) of the securities placement is determined by the Issuer in the course of the competitive bidding for the securities placement, the terms and the procedure for holding the competitive bidding for the securities placement: the offering price is not determined as a result of the competitive bidding.

3. Signature

3.1. Member of the Management Board of JSC RusHydro		E.E. Gorev
(under Power of Attorney No. 3480 dated September 21, 2010)	/s/ Yevgueny Ye. Gorev
(signature)

3.2. Dated December 08, 2010	Place of seal